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Granite Mortgages 03 - 1 plc                          Mourant du Feu & Jeune
c/o Fifth Floor
100 Wood Street                                       4th Floor
London                                                35 New Bridge Street
EC2V 7EX                                              Blackfriars
                                                      London
                                                      EC4V 6BW
22 January 2003
                                                      T +44 (0)20 7332 6161
                                                      F +44 (0)20 7332 6199
Our ref:  1597971\0961\OMEAI\InFin\178007\1           www.mourant.com

                                                      Mourant du Feu & Jeune
                                                      Legal Services

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                                                      Compensation Solutions

Dear Sirs                                             Mourant International
                                                      Finance Administration
GRANITE FINANCE FUNDING LIMITED
GRANITE FINANCE TRUSTEES LIMITED                      Mourant Private
REGISTRATION STATEMENT ON FORM S-11                   Wealth Management

We have acted as special Jersey tax counsel for Granite Finance Funding Limited, a company incorporated under the laws of Jersey (FUNDING) and Granite Finance Trustees Limited, a company incorporated under the laws of Jersey (the MORTGAGES TRUSTEE, and with Funding, the REGISTRANTS and each a REGISTRANT), in connection with the preparation of the registration statement on Form S-11 (the REGISTRATION STATEMENT) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the ACT), on 22 January 2003 relating to the issue by Granite Mortgages 03-1 plc (the ISSUER) of certain notes (the NOTES). The Notes will be issued pursuant to a trust deed (the TRUST DEED) between The Bank of New York (the NOTE TRUSTEE) and the Issuer.

We have advised the Registrants with respect to certain Jersey tax consequences of the proposed issuance of the Notes. This advice is summarized under the headings "SUMMARY OF THE NOTES - JERSEY (CHANNEL ISLANDS) TAX STATUS" and "MATERIAL JERSEY (CHANNEL ISLANDS) TAX CONSIDERATIONS" in the Prospectus relating to the Notes. We confirm and adopt as our opinion the opinions set forth in the Prospectus under the captions "SUMMARY OF THE NOTES - JERSEY (CHANNEL ISLANDS) TAX STATUS" and "MATERIAL JERSEY (CHANNEL ISLANDS) TAX CONSIDERATIONS". The statements concerning Jersey tax consequences contained in the Registration Statement do not purport to discuss all possible Jersey tax ramifications of the proposed issuance and are limited to the matters expressly referred to in those statements.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to a reference to this firm (as counsel to the Registrants) under the headings "SUMMARY OF NOTES - JERSEY (CHANNEL ISLANDS) TAX CONSIDERATIONS", "MATERIAL JERSEY (CHANNEL ISLANDS) TAX CONSIDERATIONS" and "LEGAL MATTERS" in the Prospectus forming a part of the Registration Statement, without implying or admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of this Registration Statement, including this exhibit.


Mourant du Feu & Jeune London is an English partnership of Jersey lawyers Mourant du Feu & Jeune Jersey: PO Box 87, 22 Grenville Street, St Helier, Jersey JE4 8PX, Channel Islands

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Granite Mortgages 03 - 1 plc
22 January 2003

Our ref:  1597971\0961\OMEAI\InFin\178007\1



We do not express any opinion as to any laws of any jurisdiction other than the laws of Jersey (Channel Islands) as such laws are applied by the courts of Jersey as at the date of this letter.

Yours faithfully


/S/ Mourant du Feu & Jeune



MOURANT DU FEU & JEUNE